EXHIBIT 23.7

                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the inclusion in this Registration Statement on Form S-1 (File No. 333-08269) of our report dated July 27, 1995, on or audits of the financial statements of Osler Medical as of and for the years ended December 31, 1994 and 1993. We also consent to the reference to our firm under the captions "Experts".


                         /s/ Hoyman, Dobson & Company, P.A.

                         HOYMAN, DOBSON & COMPANY, P.A.



Melbourne, Florida
September 13, 1996